GRANT THORNTON

                REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                                             Audit o Tax o Advisory

                                             GRANT THORNTON LLP
                                             175 W Jackson Boulevard, 20th Floor
                                             Chicago, Il 60604-2687

                                             T 312.856.0200
                                             F 312.565.4719
                                             www.GrantThornton.com

Board of Directors
Millington Securities, Inc.

We have audited the accompanying statement of financial condition of Millington Securities, Inc. (the "Company") as of December 31, 2009, and the related statements of operations, changes in stockholder's equity and cash flows for the period from October 24, 2008 through December 31, 2009, that the Company is filing pursuant to Rule 17a-5 under the Securities and Exchange Act of 1934. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Millington Securities, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the period from October 24, 2008 through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note H to the financial statements, the Company has suffered losses since inception but has sufficient financing to continue operations for more than a year. Management's plans in regard to the continuity of the Company are also described in note H. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The information contained on pages 15 and 16 is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by Rule 17a-5 under the Securities Exchange Act of 1934. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                              /s/ GRANT THORNTON

Chicago, Illinois

February 25, 2010


         GRANT THORNTON LLP
         U.S. MEMBER FIRM OF GRANT THORNTON INTERNATIONAL LTD

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF FINANCIAL CONDITION
DECEMBER 31, 2009

--------------------------------------------------------------------------------

                                     ASSETS

 Cash and cash equivalents                                            $  98,267
 Investments, at fair value                                             259,606
 Deposit at clearing organization                                        50,000
 Other assets                                                             3,383
                                                                 ---------------
               TOTAL ASSETS                                           $ 411,256
                                                                 ===============

--------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
   Intercompany payable                                               $  77,258
 STOCKHOLDER'S EQUITY
   Common stock, $1 par value; 100,000 shares authorized;
      1,000 shares issued and outstanding                                 1,000
   Paid-in capital                                                      358,044
   Deficit accumulated during development stage                         (25,046)
                                                                 ---------------
               Total stockholder's equity                               333,998
                                                                 ---------------
               TOTAL LIABILITIES AND
                 STOCKHOLDER'S EQUITY                                 $ 411,256
                                                                 ===============



 The accompanying notes are an integral part of this statement.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM OCTOBER 24, 2008 THROUGH DECEMBER 31, 2009

--------------------------------------------------------------------------------


Revenue
   Interest and dividends                                      $     8,943
   Loss on investments                                              (1,691)
                                                             ---------------
              Total revenue                                          7,252
Operating expenses
   Legal fees                                                       12,859
   Regulatory fees                                                   8,000
   Insurance                                                           802
   Franchise taxes                                                     726
   Marketing                                                           721
   Other expenses                                                      362
                                                             ---------------
              Total operating expenses                              23,470
                                                             ---------------
              NET LOSS                                         $   (16,218)
                                                             ===============



 The accompanying notes are an integral part of this statement.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE PERIOD FROM OCTOBER 24, 2008 THROUGH DECEMBER 31, 2009

                                                                                                             Total
                                                Common              Paid-in       Accumulated            stockholder's
                                                    stock           capital            deficit               equity
                                              --------------  ----------------  --------------------   ------------------
Balance at October 24, 2008                     $     1,000         $ 258,044      $        (8,828)       $      250,216
Capital contributions                                     -           100,000                    -               100,000
Net loss                                                  -                -               (16,218)              (16,218)
                                              --------------                    --------------------   ------------------
                                                              ----------------
Balance at December 31, 2009                    $     1,000         $ 358,044      $       (25,046)       $      333,998
                                              ==============  ================  ====================   ==================






The accompanying notes are an integral part of this statement.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM OCTOBER 24, 2008 THROUGH DECEMBER 31, 2009

--------------------------------------------------------------------------------

Cash flows from operating activities
   Net loss                                                       $    (16,218)
   Adjustments to reconcile net loss to net cash
     used in operating activities
       Changes in operating assets and liabilities
          Investments, at fair value                                  (259,606)
          Deposit at clearing organization                             (50,000)
          Other assets                                                  (3,383)
          Due to affiliates                                             73,258
                                                                ----------------
              Total adjustments to reconcile net loss to
                net cash used in operating activities                 (239,731)
                                                                ----------------
              Net cash used in operating activities                   (255,949)
Cash flows from financing activities
   Capital contributions                                               100,000
                                                                ----------------
              Net cash provided by financing activities                100,000
                                                                ----------------
              NET DECREASE IN CASH AND
                CASH EQUIVALENTS                                      (155,949)
Cash and cash equivalents at beginning of period                       254,216
                                                                ----------------
Cash and cash equivalents at end of period                        $     98,267
                                                                ================




 The accompanying notes are an integral part of this statement.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009

--------------------------------------------------------------------------------

NOTE A - NATURE OF BUSINESS

Millington Securities, Inc. (the "Company"), a wholly-owned subsidiary of Millington and Company, Inc. (the "Parent Company"), acts as an introducing broker-dealer in the purchase and sale of securities. The Company is a broker -dealer registered with the U.S. Securities and Exchange Commission and a member of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Per the Company's membership agreement with FINRA, the Company's primary business is the sponsoring of unit investment trusts.

The Company has agreements with a clearing broker to clear securities transactions, carry customer accounts on a fully disclosed basis, and perform record-keeping functions. Accordingly, the Company operates under the exemptive provisions of U.S. Securities and Exchange Commission Rule 15c3-3(k)(2)(ii).

The Company has its office located in Illinois, in which the Company is registered.

--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DEVELOPMENT-STAGE ENTERPRISE

The Company is considered a development-stage enterprise. A development-stage enterprise is an entity devoting substantially all of its efforts to establishing a new business. The Company's operations have been limited to the activities necessary to establish it as a sponsor of unit investment trusts. The Company has incurred a loss of $16,218 for the period covering October 24, 2008 through December 31, 2009. The Company's ability to continue as a going concern is dependent upon its ability to properly use the financing it has obtained to cover start-up expenses until profits can be generated (note H).

INVESTMENTS

Securities are classified as trading, held-to-maturity or available-for-sale. Trading account assets include securities acquired as part of trading activities and are typically purchased with the expectation of near-term profit. Securities are classified as held-to-maturity when the Company has both the positive intent and ability to hold them to maturity. All other securities are classified as available-for-sale, even if the Company has no current plans to sell them. The Company does not have any investments classified as held-to-maturity or available-for-sale.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009

--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

INVESTMENTS - CONTINUED

Investments in marketable securities are considered to be trading securities and are carried at fair value, and securities not readily marketable are valued at estimated fair value as determined by management. The resulting difference between cost and fair value is included in the accompanying statement of operations as loss on investments.

Transactions in securities are recorded on a trade-date basis.

The Company defines fair value as the amount to be received to sell an asset in an orderly transaction with market participants at the reporting date. The fair value is determined by the Company as follows:

The Company classifies its investments into Level 1, which refers to securities traded in an active market, Level 2, which refers to securities not traded on an active market but for which observable market inputs are readily available, or Level 1 securities where there is a contractual restriction, and Level 3, which refers to securities not traded in an active market and for which no significant observable market inputs are available. At December 31, 2009, the Company's investments consist of certificates of deposit with an original maturity greater than three months. These investments were classified as follows, based on fair values:

                                    Level 1        Level 2             Level 3
                                -------------    -------------     -------------
Investments                       $        -         $259,606        $        -

INCOME TAXES

In June 2006, the Financial Accounting Standards Board ("FASB") clarified accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The guidance prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, guidance was provided on re-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The requirements are effective for fiscal years beginning after December 15, 2006. In December 2008, the FASB permitted certain entities to defer the effective date to annual financial statements for fiscal years beginning after December 15, 2008.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS - CONTINUED DECEMBER 31, 2009

--------------------------------------------------------------------------------

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

INCOME TAXES - CONTINUED

A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likelihood of being realized on examination. For tax positions not meeting the more-likely-than-not test, no tax benefit is recorded. The adoption of this policy in 2009 had no material effect on the Company's financial statements. As of December 31, 2009, the Company had no material unrecognized Federal or state tax benefits. The Company did not record a cumulative effect adjustment related to the adoption of this policy during the year ended December 31, 2009. There have been no material changes in unrecognized tax benefits during the current year. The Company did not have any material amounts accrued for interest and penalties at December 31, 2009. Interest or penalties on income taxes, if incurred, are recognized on the statement of operations.


ESTIMATES

The preparation of financial statements in conformity with accounting standards generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

Cash and cash equivalents include cash, money market funds and highly liquid debt instruments purchased with an original maturity of 90 days or less.

--------------------------------------------------------------------------------

NOTE C - NET CAPITAL REQUIREMENTS

As a broker-dealer, the Company is subject to the U.S. Securities and Exchange Commission Uniform Net Capital Rule ("Rule 15c3-1"), which requires the maintenance of minimum net capital and that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 8 to 1 in its first 12 months of operation. As of December 31, 2009, the net capital ratio was 0.23 to 1 and the net capital was $332,188, which was $232,188 in excess of its required net capital of $100,000. The Company has a minimum net capital requirement of $100,000 as it is an introducing broker-dealer that receives customer securities for immediate delivery to a clearing firm. Net capital and the related net capital ratio may fluctuate on a day-to-day basis.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009

--------------------------------------------------------------------------------

NOTE D - INCOME TAXES

The Company is a disregarded entity and, as such, the Parent Company files and pays taxes on its behalf. The Company does not reflect any balance sheet or income statement impact of the tax consequences borne by the Parent Company in the Company's stand-alone financial statements. The Parent Company has incurred losses since inception; therefore, any net deferred tax assets relating to the Company's losses will be offset by a full valuation allowance until the Company begins reporting taxable income.


--------------------------------------------------------------------------------

NOTE E - COMMITMENTS, CONTINGENCIES AND GUARANTEES

CLEARING AGREEMENT

In conjunction with its agreement with the clearing broker, the Company has agreed to (1) indemnify and hold the clearing broker harmless against any loss, liability, damage, claim, cost or expense, and (2) maintain a balance with the broker of cash and/or securities of not less than $50,000.

This agreement provides the clearing broker with a lien upon all cash and cash equivalents, securities and receivables held by the clearing broker. This lien secures the liabilities and obligations of the Company to the clearing broker.

At December 31, 2009, the Company had cash and cash equivalents of $50,000 and investments with a fair value of $50,000 on deposit with the clearing broker.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business, the Company executes, both as agent and principal, transactions on behalf of its customers. Pursuant to the clearing agreement, the clearing broker acts as the principal in agency transactions. If the agency transactions do not settle due to failure to perform by either the customer or the counterparty, the Company may be obligated to discharge the obligation of the non-performing party and, as a result, may incur a loss if the market value of the securities differs from the contract amount. The Company's risk is normally limited to differences in market values of the securities from their contract amounts.

The Company does not anticipate non-performance by customers or counterparties. The Company's policy is to monitor its market exposure and counterparty risk. In addition, the Company has a policy of reviewing, as considered necessary, the credit standing of each counterparty and customer with which it conducts business.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009

--------------------------------------------------------------------------------

NOTE E - COMMITMENTS, CONTINGENCIES AND GUARANTEES - CONTINUED

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK - CONTINUED

From time to time, the Company may sell securities short, which involves an obligation to purchase such securities at a future date. The Company's risk of loss is normally limited to increases in market values of uncovered positions. There were no such transactions outstanding as of December 31, 2009.

--------------------------------------------------------------------------------

NOTE F - CONCENTRATION OF CREDIT RISK

The Company is exposed to concentrations of credit risk. The Company maintains cash at a financial institution where the total cash balance is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $250,000 per depositor, per bank. At times, the Company may have cash balances that exceed the balance insured by the FDIC. The Company monitors such credit risk at the financial institution and has not experienced any losses related to such risks to date.

--------------------------------------------------------------------------------

NOTE G - RELATED-PARTY TRANSACTIONS

Pursuit to an expense-sharing agreement, the Company retains employees and incurs other costs that are paid by the Parent Company in order to facilitate the operation of its business. As of December 31, 2009, the Company owed the Parent Company $77,258 for expenditures not covered by the expense-sharing agreement.

--------------------------------------------------------------------------------

NOTE H - FINANCIAL RESULTS, LIQUIDITY AND MANAGEMENT'S PLAN

As of December 31, 2009, the Company's accumulated deficit was $25,046. Despite these losses accumulated in the development stage, the Company has been able to obtain operating capital through contributions from the Parent Company. The Company has relied upon equity funding from the Parent Company since inception.

While there is no guarantee that the Company will be able to implement its business plan exactly as anticipated, it has sufficient equity and cash flow to continue operations for at least one year. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)
NOTES TO FINANCIAL STATEMENTS - CONTINUED
DECEMBER 31, 2009

--------------------------------------------------------------------------------

NOTE I - SUBSEQUENT EVENTS

Company management has determined that no other material events or transactions occurred subsequent to December 31, 2009 and through February 25, 2010, the date the Company's financial statements were available for issuance, which would require adjustments to and/or additional disclosures in the Company's financial statements.

                           SUPPLEMENTARY INFORMATION

MILLINGTON SECURITIES, INC.

(A COMPANY IN THE DEVELOPMENT STAGE)
COMPUTATION OF NET CAPITAL PURSUANT TO RULE 15C3-1
OF THE U.S. SECURITIES AND EXCHANGE COMMISSION
DECEMBER 31, 2009


Stockholder's equity                                               $ 333,998

              Tentative net capital before haircuts                  333,998

Haircuts on cash and cash equivalents                                 (1,810)
                                                               ---------------
              Net capital                                          $ 332,188
                                                               ===============

Minimum net capital                                                $ 100,000

Net capital in excess of requirement                                 232,188
                                                               ---------------

              Net capital                                          $ 332,188
                                                               ===============
Aggregate indebtedness
   Accounts payable, accrued expenses and other liabilities        $  77,258

Ratio of aggregate indebtedness to net capital                     0.23 to 1


STATEMENT PURSUANT TO RULE 17A-5(D)(4)

No material difference exists between the above computation and the computation included in the Company's corresponding unaudited Form X-17A-5 Part IIa filed for the period ended December 31, 2009.

MILLINGTON SECURITIES, INC.
(A COMPANY IN THE DEVELOPMENT STAGE)

STATEMENT REGARDING RULE 15C3-3 OF THE U.S. SECURITIES AND
EXCHANGE COMMISSION
DECEMBER 31, 2009

--------------------------------------------------------------------------------

The Company is exempt from Rule 15c3-3 of the U.S. Securities and Exchange Commission under paragraph (k)(2)(ii) of that rule.

GRANT THORNTON

                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S
                    SUPPLEMENTARY REPORT ON INTERNAL CONTROL

                                             Audit o Tax o Advisory

                                             GRANT THORNTON LLP
                                             175 W Jackson Boulevard, 20th Floor
                                             Chicago, Il 60604-2687

                                             T 312.856.0200
                                             F 312.565.4719
                                             www.GrantThornton.com


Board of Directors

Millington Securities, Inc.

In planning and performing our audit of the financial statements of Millington Securities, Inc. (the "Company") as of December 31, 2009, and for the period from October 24, 2008 through December 31, 2009, in accordance with auditing standards generally accepted in the United States of America, we considered the Company's internal control over financial reporting ("internal control") as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we do not express an opinion on the effectiveness of the Company's internal control.

Also, as required by Rule 17a-5(g)(1) of the Securities and Exchange Commission ("SEC"), we have made a study of the practices and procedures followed by the Company, including consideration of control activities for safeguarding securities. This study included tests of such practices and procedures that we considered relevant to the objectives stated in Rule 17a-5(g) in making the periodic computations of aggregate indebtedness and net capital under Rule 17a-3(a)(11), and for determining compliance with the exemptive provisions of Rule 15c3-3. Because the Company does not carry securities accounts for customers or perform custodial functions relating to customer securities, we did not review the practices and procedures followed by the Company in any of the following:

1. Making quarterly securities examinations, counts, verifications, and comparisons and recordation of differences required by Rule 17a-13.

2.   Complying with the requirements for prompt payment for securities under
     Section 8 of Federal Reserve Regulation T of the Board of Governors of the Federal Reserve System.

The management of the Company is responsible for establishing and maintaining internal control and the practices and procedures referred to in the preceding paragraph. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls and of the practices and procedures referred to in the preceding paragraph and to assess whether those practices and procedures can be expected to achieve the SEC's above-mentioned objectives. Two of the objectives of internal control and the practices and procedures are to provide management with reasonable but not absolute assurance that assets for which the Company has responsibility are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in conformity with generally accepted accounting principles. Rule 17a-5(g) lists additional objectives of the practices and procedures listed in the preceding paragraph.


         GRANT THORNTON LLP
         U.S. MEMBER FIRM OF GRANT THORNTON INTERNATIONAL LTD

GRANT THORNTON

Because of inherent limitations in internal control and the practices and procedures referred to above, error or fraud may occur and not be detected. Also, projection of any evaluation of them to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of the Company's financial reporting.

A material weakness is a deficiency, or combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the Company's financial statements will not be prevented or detected on a timely basis.

Our consideration of internal control was for the limited purpose described in the first and second paragraphs and would not necessarily identify all deficiencies in internal control that might be material weaknesses. We did not identify any deficiencies in internal control and control activities for safeguarding securities that we consider to be material weaknesses, as defined previously.

We understand that practices and procedures that accomplish the objectives referred to in the second paragraph of this report are considered by the SEC to be adequate for its purposes in accordance with the Securities Exchange Act of 1934 and related regulations, and that practices and procedures that do not accomplish such objectives in all material respects indicate a material inadequacy for such purposes. Based on this understanding and on our study, we believe that the Company's practices and procedures, as described in the second paragraph of this report, were adequate at December 31, 2009, to meet the SEC's objectives.

This report is intended solely for the information and use of the Board of Directors, management, the SEC, Financial Industry Regulatory Authority, Inc. and other regulatory agencies that rely on Rule 17a -5(g) under the Securities Exchange Act of 1934 in their regulation of registered brokers and dealers and is not intended to be, and should not be, used by anyone other than these specified parties.


                                                          /s/ GRANT THORNTON LLP

Chicago, Illinois
February 25, 2010



         GRANT THORNTON LLP
         U.S. MEMBER FIRM OF GRANT THORNTON INTERNATIONAL LTD